Exhibit 10.1

THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF ARE OR WILL BE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

RENTECH, INC.

WARRANT

To Purchase 5,000,000 Shares of Common Stock

Warrant No. W-4

Date of Issuance:  June 23, 2009

VOID AFTER June 23, 2014

THIS WARRANT (the “Warrant”) CERTIFIES THAT, for value received, ClearFuels Technology Inc., or permitted registered assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time during the applicable Exercise Period (defined below), to subscribe for and purchase at the applicable Exercise Price (defined below) from Rentech, Inc., a Colorado corporation (the “Company”), up to 5,000,000 shares (the “Shares”) of the common stock of the Company, par value $0.01 per share (the “Common Stock”).

1.  DEFINITIONS - As used herein, the following terms shall have the following respective meanings:

(A)  “Bloomberg” shall mean Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock).

(B)  “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banks in New York City are authorized or required by law to close.

(C)  “Construction Financing” shall mean the debt and/or equity financing for the first commercial-scale facility (i.e. with an output of 1,000 or more barrels per day of synthetic fuels) using the combined ClearFuels-Rentech process, pursuant to one or more loan agreements and equity purchase agreements between the applicable project entity and third-party lenders and investors approved by the Company, which financing results in aggregate net proceeds reasonably sufficient to the project entity for the construction of such facility, provided such financing occurs on or prior to December 31, 2013.

(D)  “Exercise Period” shall mean, as applicable, the First Exercise Period, the Second Exercise Period or the Third Exercise Period, each as defined in Section 2.

(E)  “Exercise Price” shall mean (i) with respect to each of the Closing Shares, $.60 per share, (ii) with respect to each of the Qualified Financing Shares, the average of the daily Volume-Weighted Average Prices of the Common Stock for the ten (10) consecutive Trading Days immediately preceding (but not including) the closing date of a Qualified Financing or a Construction Financing, as applicable, and (iii) with respect to each of the Construction Financing Shares, the average of the daily Volume-Weighted Average Prices of the Common Stock for the ten (10) consecutive Trading Days immediately preceding (but not including) the closing date of a Construction Financing, in each case, subject to adjustment pursuant to Section 5 below.

(F)  “Financing Deadline” shall mean March 24, 2010, provided that, in the event that the board of directors of ClearFuels Technology Inc. delivers written notice to the Company prior to such date that it has determined in good faith that the closing of a Qualified Financing is reasonably likely to occur with the ninety (90) days following such date and such closing actually occurs within such ninety-day period, then the “Financing Deadline” shall be extended to such closing of the Qualified Financing.

(G)  “Qualified Financing” shall mean one or more closings of a capital raise or raises by ClearFuels Technology Inc. for aggregate gross proceeds of at least $25,000,000 on terms acceptable to ClearFuels Technology Inc.’s Board of Directors, provided such closings occur on or prior to the Financing Deadline.

(H)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(I)  “Trading Day” shall mean (i) any day on which the Common Stock is listed or quoted and traded on any eligible Trading Market, (ii) if the Common Stock is not then listed or quoted and traded on any eligible Trading Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (iii) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

(J)  “Trading Market” shall mean the NYSE Alternext US, New York Stock Exchange, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market or other market or exchange on which the Common Stock is listed or traded.

(K)  “Volume-Weighted Average Price” shall mean, with respect to any Trading Day, the volume-weighted average sales price for the Common Stock for such Trading Day on the NYSE Alternext US or other Trading Market where such security is listed or traded as reported by Bloomberg.

(L)  “Warrant Shares” shall mean, collectively, the Closing Shares, the Qualified Financing Shares and Construction Financing Shares, each as defined in Section 2, in each case as adjusted in accordance with the terms hereof.

2.  EXERCISE PERIOD

2.1  CLOSING SHARES - Subject to the terms and conditions hereof, this Warrant may be exercised for 2,000,000 Shares (as such number of Shares may be adjusted pursuant to Section 5, the “Closing Shares”), at any time during the period (the “First Exercise Period”) commencing on the Date of Issuance and ending on the close of business on the fifth anniversary of the Date of Issuance.

2.2  QUALIFIED FINANCING SHARES.  In addition to the Closing Shares and subject to the terms and conditions hereof, this Warrant may be exercised for an additional 1,500,000 Shares (as such number of Shares may be adjusted pursuant to Section 5, the “Qualified Financing Shares”), at any time during the period (the “Second Exercise Period”) commencing on the closing date of a Qualified Financing and ending on the close of business on the fifth anniversary of the Date of Issuance; provided that if the closing date of a Qualified Financing does not occur on or prior to the Financing Deadline, then the Second Exercise Period shall not commence and the Holder shall have no right hereunder to exercise the Warrant for the Qualified Financing Shares, except as provided for in Section 2.3.

2.3  CONSTRUCTION FINANCING SHARES.  In addition to the Closing Shares and, if the Second Exercise Period has commenced pursuant to Section 2.2 above, the Qualified Financing Shares, and subject to the terms and conditions hereof, this Warrant may be exercised for the remaining 1,500,000 Shares (as such number of Shares may be adjusted pursuant to Section 5, the “Construction Financing Shares”), and, if the Second Exercise Period has not commenced pursuant to Section 2.2 above, for the Qualified Financing Shares at any time during the period (the “Third Exercise Period”) commencing on the closing date of the Construction Financing and ending on the close of business on the fifth anniversary of the Date of Issuance; provided that if the closing date of the Construction Financing does not occur on or prior to December 31, 2013, then the Third Exercise Period shall not commence and the Holder shall have no right hereunder to exercise the Warrant for the Construction Financing Shares (or for the Qualified Financing Shares if the Second Exercise Period has not previously commenced pursuant to Section 2.2 above).

Upon expiration of any Exercise Period, the right to exercise this Warrant for the applicable Warrant Shares shall terminate and shall be of no further force or effect (except with respect to the Second Exercise Period as provided above in this Section 2.3).  Upon expiration of all of the Exercise Periods, this Warrant shall terminate in its entirety and shall be of no further force or effect.

3.  EXERCISE OF WARRANT

3.1  EXERCISE.  The rights represented by this Warrant may be exercised in whole or in part at any time during the applicable Exercise Period, by delivery of the following to the Company at its address set forth below (or at such other address as the Company may designate by notice in writing to the Holder):

(A)  An executed and duly completed Notice of Exercise in the form attached hereto;

(B)  Payment of the applicable Exercise Price in cash or pursuant to a cashless exercise as provided for in Section 3.2; and

(C)  This Warrant.

Each exercise of this Warrant shall be irrevocable.  Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any, in accordance with the terms and conditions of this Warrant.

Upon issuance for cash in accordance with this Section 3.1, it is anticipated that the Warrant Shares would be “restricted securities” under Rule 144(a) under the Securities Act or any successor provision and all Warrant Shares delivered to Holder shall be in certificated form and bear restrictive legends in compliance with the Securities Act.

3.2  CASHLESS EXERCISE

In lieu of a cash payment for the Exercise Price in Section 3.1 above, the Holder may provide written notice for a cashless election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where X =	the number of Shares to be issued to the Holder
Y =	the number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)
A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the average of the Volume-Weighted Average Prices for the Shares for the ten (10) consecutive Trading Days immediately preceding (but not including) the applicable Exercise Date, or (ii) if the foregoing does not apply, the volume-weighted average sales price of the Shares during the same period in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for the Shares, the last bid price of the Shares as reported by Bloomberg or (iii) if none of the foregoing applies, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

The Company shall provide to the Holder prompt written notice if the Company is unable to issue the Warrant Shares via Deposit Withdrawal Agent Commission (“DWAC”) transfer (or otherwise without restrictive legend), in which case the Warrant Shares would be “restricted securities” under Rule 144(a) under the Securities Act or any successor provision.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

3.3  EFFECT OF EXERCISE.  This Warrant shall be deemed to have been exercised on the date this Warrant is surrendered and the applicable Exercise Price and a duly completed Notice of Exercise are received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the date this Warrant has been exercised irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.  In the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Holder agrees to cooperate with the Company in taking any and all action which may be reasonably necessary or desirable to allow the Company to comply with applicable federal and state securities laws, including, without limitation, the execution and delivery of one or more documents as reasonably requested by the Company representing as to certain matters and acknowledging the restricted nature of the Warrant Shares.

3.4  ISSUANCE OF NEW WARRANTS. Upon any valid partial exercise of this Warrant, the Company, at its expense, shall forthwith and, in any event within five Business Days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of Shares remaining available for purchase under this Warrant.

3.5  PAYMENT OF TAXES AND EXPENSES.  The Company shall pay any recording, filing, stamp or similar tax imposed by the U.S. federal government or any state which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name.  The Holder shall be responsible for any transfer tax incidental to the issuance of Warrant Shares to a person other than the Holder.  The Holder shall be responsible for income or similar taxes due under U.S. federal, state or other law, if any such tax is due.

4.  COVENANTS AND REPRESENTATIONS OF THE COMPANY.  The Company covenants and agrees that:

4.1  COVENANTS AS TO EXERCISE SHARES.  All Warrant Shares issued upon the exercise of the rights represented by this Warrant shall, upon issuance and receipt of payment of the applicable Exercise Price in accordance with the terms hereof, be validly issued, fully paid and nonassessable.  The Company shall at all times during each Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of Shares to provide for the exercise of the rights represented by the Warrant (taking into account the adjustments of Section 5).

4.2  NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than regular quarterly cash dividend or a dividend payable solely in Shares), the Company shall mail to the Holder, at least ten (10) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date; provided, however, that Company shall not be required to provide such notice at any time the notice and the contents thereof shall be deemed to constitute material non-public information.  In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least ten (10) days prior to the date of the occurrence of any such event, a notice specifying such date.  The Company shall give the Holder prompt written notice in the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, and shall give the Holder, at least ten (10) days prior to the date of the closing of such Fundamental Transaction, a written notice specifying such anticipated date of closing.  The failure to deliver notice under this Section 4.2 or any defect therein shall not affect the validity of the corporate action required to be described in such notice, but shall extend the applicable exercise period of this notice by the period of such delay.

4.3  REPRESENTATIONS. The Company hereby represents and warrants to the Holder that as of the Date of Issuance:

(A)  Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.  The Company has all requisite corporate power to issue this Warrant and to carry out and perform its obligations under the terms of this Warrant.

(B)  Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder has been taken, and this Warrant constitutes a legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.  The issuance of this Warrant and the Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(C)  Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Articles of Incorporation, or bylaws or, of any instrument, judgment, order, writ, decree or material contract to which it is a party or by which it is bound, or, to its knowledge, of any material provision of any federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

5.  ADJUSTMENT OF EXERCISE PRICE AND SHARES.

5.1  STOCK DIVIDENDS AND SPLITS.  In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under this Warrant in the aggregate and each Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, upon exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

5.2  PRO RATA DISTRIBUTIONS.  If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(A)  Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, (other than a dividend or distribution covered in Section 5.1 above);

(B)  any cash paid or payable otherwise than as a cash dividend; or

(C)  Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Shares pursuant to Section 5.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

5.3  NOTICE OF ADJUSTMENTS.  Upon the occurrence of each adjustment pursuant to Sections 5.1 and 5.2, the Company shall promptly give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

6.  FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the closing sales price of a Share on the Trading Day immediately preceding the Exercise Date by such fraction.

7.  FUNDAMENTAL TRANSACTIONS.    Notwithstanding anything to the contrary herein, if, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another entity, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) the Company’s shareholders approve the liquidation, dissolution or winding up of the Company (each, a “Fundamental Transaction”), then this Warrant (including the right to purchase the Warrant Shares hereunder) shall terminate and shall be of no further force or effect upon the closing of such Fundamental Transaction.

8.  NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.  TRANSFER OF WARRANT

9.1  PROCEDURE TO TRANSFER WARRANT.  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

9.2  DIVISION OR COMBINATION OF WARRANT.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 9.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

9.3  PREPARATION OF NEW WARRANTS.  The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 9.

9.4  REGISTRATION OF WARRANT.  The Company shall register this Warrant, upon records to be maintained by or on behalf of the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

10.  LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity (which may include the posting of a bond) or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.  NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth in the records of the Company or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other party.

12.  ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.  GOVERNING LAW.  This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.  The Holder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.  The Holder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Warrant in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

14.  AMENDMENT OR WAIVER.  Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

RENTECH, INC.

By: /s/ D. Hunt Ramsbottom
Name: D. Hunt Ramsbottom
Title:    President & CEO

Address:

10877 Wilshire Boulevard, Suite 710
Los Angeles, California 90024

S-1

NOTICE OF EXERCISE

TO:           RENTECH, INC.

Subject to Section 3.3 of the Warrant to which this Notice of Exercise is attached, the undersigned hereby elects to purchase                    shares (the “Shares”) of the common stock, par value $0.01 (the “Common Stock”) of Rentech, Inc. (the “Company”) pursuant to the terms of the attached Warrant.  In accordance with the Warrant, the undersigned is either (please check one of the following boxes): (a)  electing to settle the exercise of the Warrant through a cashless exercise under Section 3.2 of the Warrant, or (b)  tendering payment of the exercise price in cash.  In either case, the undersigned shall tender herewith payment of all applicable transfer taxes, if any.

(2)  Please issue the certificate for Shares in the name of, and pay any cash for any fractional Share to:

Print or type name

Social Security or other Identifying Number

Street Address

City State Zip Code

(3)  If such number of Shares shall not be all the Shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number:

(Please print name and address)

Dated:
(Date)

(Signature)

(Print name)

SIGNATURE GUARANTY:

2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)

Dated: , 200[ ]

Holder’s
Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

SIGNATURE GUARANTY:

3